Exhibit 10.17
Certain identified information has been omitted from this document because (i) it is not material and is the type that the Company customarily and actually treats as private or confidential, and/or (ii) if disclosure would constitute a clearly unwarranted invasion of personal privacy and has been marked with “[***]” to indicate where omissions have been made.
AMENDMENT NO. 1
TO
FOURTH AMENDED AND RESTATED LETTER OF AGREEMENT
THIS AMENDMENT NO. 1 TO FOURTH AMENDED AND RESTATED LETTER OF AGREEMENT (this “Amendment”), dated as of December 5, 2025 (the “Amendment Effective Date”), is entered into by and among VENTURE GLOBAL LNG, INC., a Delaware corporation (“VGLNG”) and BAKER HUGHES ENERGY SERVICES LLC (f/k/a GE Oil & Gas, LLC), a Delaware limited liability company (“BH”). VGLNG and BH are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, VGLNG and BH are parties to that certain Fourth Amended and Restated Letter of Agreement, dated as of April 7, 2023 (as amended, the “Fourth Amended and Restated Letter of Agreement”); and
WHEREAS, pursuant Section 5.4 of the Fourth Amended and Restated Letter of Agreement, the Parties desire to amend the Fourth Amended and Restated Letter of Agreement as of the Amendment Effective Date as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants and provisions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby covenant and agree as follows:
1.    Defined Terms. Capitalized terms not defined in this Amendment shall have the meaning given to such terms in the Fourth Amended and Restated Letter of Agreement.
2.    Amendment.
a.    Section 1.1(a)(iv) of the Fourth Amended and Restated Letter of Agreement is hereby amended by replacing the date “[***]” with “[***].”
b.    Section 1.1(b)(iv) of the Fourth Amended and Restated Letter of Agreement is hereby amended by replacing the date “[***]” with “[***].”
3.    Benefits. This Amendment shall inure to the benefit of and be binding upon the Parties and their respective successors and assigns. Nothing express or implied in this Amendment is intended to confer upon any person, other than the Parties and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Amendment.
4.    Effect of Amendment. Except as specifically set forth herein, the Fourth Amended and Restated Letter of Agreement, as amended by this Amendment, remains in full force and effect in accordance with its terms.
5.    Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

6.    Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. A signed copy of this Amendment transmitted by facsimile or email shall be treated as an original and shall be binding against the Party whose signature appears on such copy.
[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

VENTURE GLOBAL LNG, INC.
By:	/s/ Keith Larson
Name: Keith Larson
Title: General Counsel

BAKER HUGHES ENERGY SERVICES LLC
By:	/s/ Edoardo Padeletti
Name: Edoardo Padeletti
Title: VP Commercial & Strategy

[Signature Page to Amendment No. 1 to Fourth Amended and Restated Letter of Agreement]